                                                                                                Exhibit 99-1
N E W S R E L E A S E

                    UnitedHealth Group                     Sierra Health Services

Contacts:	G. Mike Mikan	Paul Palmer
	Chief Financial Officer	Chief Financial Officer, Treasurer
	952-936-7374	702-242-7112

	John Penshorn	Peter O’Neill
	Senior Vice President	Vice President Public & Investor Relations
	952-936-7214	702-242-7156

Media:	Don Nathan
952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
SIERRA HEALTH SERVICES, INC.

•	Sierra Strengthens UnitedHealth Group Position in Fast-Growing Southwest Region
•	Combination Broadens Senior Health Capabilities in Attractive Region for Retirees
•	Brings Data Assets and Technology Resources that Support and Advance
Sierra’s Long-standing Commitment to Quality Care
•	UnitedHealth Group Reaffirms Plans for $4.0 Billion to $4.5 Billion Share Repurchase in 2007

Minneapolis, Minnesota and Las Vegas, Nevada (March 12, 2007) - UnitedHealth Group (NYSE: UNH) and Sierra Health Services, Inc. (NYSE: SIE) (Sierra) today announced that they have signed a definitive merger agreement under which UnitedHealth Group will acquire all of the outstanding shares of Sierra, a diversified health care services company based in Las Vegas, for $43.50 per share in cash, representing a total equity value of $2.6 billion. The transaction, which has been approved by the Boards of Directors of both companies and is expected to close by the end of 2007 or sooner, is subject to state and federal regulatory approvals, including in Nevada, California and Texas, approval by Sierra’s stockholders, and other customary conditions.

“We have completed extensive due diligence, and expect Sierra’s positive performance to continue,” said Mike Mikan, chief financial officer of UnitedHealth Group. “Sierra is a financially strong organization with very stable operations and systems, and has a long and well-recognized history of consistently and profitably delivering high-quality, affordable health care in Nevada.”

Sierra is a leading provider of health benefits and services, serving approximately 310,000 employer-sponsored health plan members in Nevada and 320,000 people in senior and government programs throughout the United States. The combined business in the Nevada region will continue under the leadership of Sierra’s chairman and chief executive officer Anthony M. Marlon, M.D. and his management team. The transaction combines Sierra’s broad local networks of high-quality health care providers and services with UnitedHealth Group’s organized system of care providers and clinical centers of excellence programs throughout the United States, its significant capabilities and technologies to support consumers, and its leadership role in making the health care system work better for all constituents.

UnitedHealth Group president and chief executive officer Stephen J. Hemsley said, “Combining UnitedHealthcare and Sierra brings together two strong and innovative companies that each have a heritage of providing consumers access to affordable, quality medical care. The combined enterprise will have the scale, resources and commitment to offer the most comprehensive range of affordable services to our clients in the Southwest, as well as for clients with business interests across the country.

“Sierra’s clinical operations are led by the physicians of its affiliate, Southwest Medical Associates, which is Nevada’s largest multi-specialty medical group practice,” Hemsley continued. “They have long provided strong leadership around the delivery of quality care. We see significant opportunities to learn from them and to leverage their expertise in combination with our leading data assets to gain clinical insights that will be useful in a wide variety of broader care delivery settings in our network-based care model.”

Dr. Marlon, the founder of Sierra, said, “United’s national scope, reputation for affordable, quality product design and overall credibility with decision-makers assure me that the best interests of our customers, providers and employees will be considered. The key to Sierra’s success over the past 25 years has always been our exceptional people and their promise to provide consumers with quality health care. These attributes have contributed to Sierra’s positive reputation in Nevada and to the value the Company has created for its shareholders. This merger is the next step in continuing that promise, and we are confident that this combination will generate significant benefits for all of our stakeholders as we work to improve the delivery of care across the health care system.”

UnitedHealth Group sees this business combination creating opportunities in a number of areas:
•	The full spectrum of health benefit programs and services for commercial and governmental employers - ranging from large multisite corporations to small local businesses - as well as for individuals;
•
The most extensive portfolio of services to address the needs of participants in government-sponsored programs, including older Americans in a variety of Medicare programs and Nevada state Medicaid beneficiaries;

•	Diversified services dedicated to specialized health care needs such as behavioral, dental, vision and pharmaceutical benefits.

The addition of Sierra further complements UnitedHealth Group’s businesses in the high-growth Southwest region. The U.S. Census Bureau estimates that Nevada was the second fastest-growing state in 2006 - after ranking number one for population growth percentage in each of the 19 previous years. UnitedHealth Group already has solid market positions in the adjacent growth states of Arizona, California, Colorado and Utah.

David Wichmann, president of UnitedHealth Group’s individual and employer markets business group, which includes its UnitedHealthcare business, said, “The assets, brands and reputations of Sierra and Southwest Medical Associates will significantly strengthen our growth platform in the region. Sierra is widely recognized as the best-in-class local health benefits provider in Nevada. We have immense respect for Dr. Marlon and his management team and the 3,000 dedicated employees of Sierra, and we look forward to welcoming them into the UnitedHealth Group family.”

Under the agreement a wholly owned subsidiary of UnitedHealthcare, a UnitedHealth Group company, will merge with Sierra. The merger agreement requires Sierra to pay UnitedHealth Group a termination fee of approximately $85 million in the event the merger is not consummated for certain specified reasons, such as Sierra’s Board of Directors changing its recommendation of the merger.

UnitedHealth Group anticipates the acquisition will be immediately accretive to earnings per share upon closing, adding earnings of approximately $0.04 per share in the first 12 months without consideration of any potential synergies. UnitedHealth Group will not include these earnings gains in its financial outlook until the transaction has closed. UnitedHealth Group also expects the combined company to realize operating enhancements that will provide additional value for all constituents, including shareholders. Financial synergies are expected to contribute up to $30 million in additional operating earnings to combined company results in calendar 2008, with additional gains to follow in subsequent years.

The transaction will be financed by UnitedHealth Group with cash on hand, cash flows from operations and normal capital market activities. Separately, UnitedHealth Group reiterated that it plans to buy back approximately $4.0 billion to $4.5 billion in stock in 2007 under its ongoing share repurchase program.

Sierra Health Services and UnitedHealth Group were served on this agreement by financial advisors Lehman Brothers and J.P. Morgan, respectively.

About UnitedHealth Group
UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

About Sierra Health Services, Inc.
Sierra Health Services, Inc. based in Las Vegas, is a diversified health care services company that operates health maintenance organizations, indemnity insurers, preferred provider organizations, prescription drug plans and multi-specialty medical groups. Sierra’s subsidiaries serve more than 850,000 people through health benefit plans for employers, government programs and individuals. For more information, visit Sierra’s Web site at www.sierrahealth.com.

Important Merger Information
In connection with the proposed transactions, UnitedHealth Group and Sierra intend to file relevant materials with the Securities and Exchange Commission (SEC), including, in the case of Sierra, a proxy statement and other proxy solicitation materials. Because those documents will contain important information, holders of Sierra common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free (along with any other documents and reports filed by UnitedHealth Group and Sierra with the SEC) at the SEC’s Web site, www.sec.gov, and Sierra stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Sierra. Such documents are not currently available.

UnitedHealth Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Sierra common stock in connection with the proposed transactions. Information about the directors and executive officers of UnitedHealth Group is set forth in the proxy statement for UnitedHealth Group’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2006. Investors may obtain additional information regarding the interest of such participants by reading the prospectus and proxy solicitation statement if and when it becomes available.

Sierra and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Sierra common stock in connection with the proposed transaction. Information about the directors and executive officers of Sierra and their ownership of Sierra common stock is set forth in the proxy statement for Sierra’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2006. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other proxy solicitation materials when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This news release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historic stock option practices, the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the SEC, and review by the IRS, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, shareholder demands and purported securities and Employee Retirement Income Security Act (ERISA) class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquisitions that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in both companies’ reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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